Exhibit 5.1

515 East Las Olas Boulevard, Suite 1200 | Fort Lauderdale, FL 33301 | T 954.525.1000 | F 954.463.2030

Holland & Knight LLP | www.hklaw.com

May 5, 2016

Interval Acquisition Corp.

and the Guarantors listed on Schedule I hereto

6262 Sunset Drive

Miami, Florida 33143

Re:                             Exchange by Interval Acquisition Corp. of 5.625% Senior Secured Notes due 2023

Ladies and Gentlemen:

We have acted as counsel to Interval Acquisition Corp., a Delaware corporation (the “Company”), the guarantors listed on Schedule I hereto organized under the laws of the States of California, Delaware, Florida, North Carolina, Texas and Utah (the “Non-Hawaii Guarantors”) and the guarantors listed on Schedule I hereto organized under the laws of the State of Hawaii (the “Hawaii Guarantors,” and together with the Non-Hawaii Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $350,000,000 aggregate principal amount of 5.625% Senior Secured Notes due 2023 (the “Registered Notes”). The Registered Notes are being issued pursuant to an indenture dated as of April 10, 2015 (the “Indenture”), by and among the Company, the Guarantors, and HSBC Bank USA, National Association as trustee (the “Trustee”). The Registered Notes will be offered by the Company in exchange for a like aggregate principal amount of its outstanding 5.625% Senior Secured Notes due 2023 (the “Exchange”). The Registered Notes are to be unconditionally guaranteed on a senior secured basis by each of the Guarantors pursuant to guarantees contained in the Indenture (the “Guarantees”).

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents, and (d) that each transaction complies with all tests of good faith, fairness and conscionability required by law.

Anchorage | Atlanta | Austin | Boston | Chicago | Dallas | Denver | Fort Lauderdale | Houston | Jacksonville | Lakeland
Los Angeles | Miami | New York | Northern Virginia | Orlando | Portland | San Francisco | Stamford | Tallahassee | Tampa
Washington, D.C. | West Palm Beach

We have also assumed (i) the valid existence and good standing of the Trustee, (ii) that the Trustee has the requisite corporate power and authority to enter into and perform its obligations under the Indenture and that the Indenture is the valid and legally binding obligation of the Trustee, and (iii) the due authorization, execution and delivery by the Trustee of the Indenture.

Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we are of the opinion that:

1. When the Registered Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture upon the Exchange, the Registered Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other laws or judicial decisions affecting the enforcement of creditors’ rights generally and general principles of equity.

2. The execution, delivery and performance by each Guarantor of its Guarantee of the Registered Notes have been duly authorized by all necessary corporate, limited liability company, or partnership action, as applicable, on the part of such Guarantor.

3. The Guarantees of each of the Guarantors, when duly and validly executed and delivered by or on behalf of the Guarantors in accordance with the terms of the Indenture and as contemplated by the Registration Statement, and duly authenticated by the Trustee, will constitute the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other laws or judicial decisions affecting the enforcement of creditors’ rights generally and general principles of equity.

The opinion expressed in paragraph 2 above as it relates to the Hawaii Guarantors is based upon, and we rely herein upon, the opinion of Hawaii counsel attached hereto as Schedule II (the “Hawaii Counsel Opinion”).  Further, the opinion expressed in paragraph 2 above as it relates to the Hawaii Guarantors is subject to the qualifications, assumptions and limitations set forth in the Hawaii Counsel Opinion.

The opinions expressed above (except as set forth in paragraph 2 as to the Hawaii Guarantors) are limited to the laws of the State of New York. Therefore, we express no opinion concerning matters governed by the laws of any other jurisdiction.

We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in the opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the prospectus and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ HOLLAND & KNIGHT LLP
HOLLAND & KNIGHT LLP

2

SCHEDULE I

Exact Name of Registrant as Specified in its Charter	Jurisdiction of Incorporation or Organization

AQUA-ASTON HOLDINGS, INC.	Delaware
AQUA HOSPITALITY LLC	Delaware
AQUA HOTELS AND RESORTS, INC.	Delaware
CDP GP, INC.	Delaware
CERROMAR DEVELOPMENT PARTNERS GP, INC.	Delaware
GRAND ASPEN HOLDINGS, LLC	Delaware
GRAND ASPEN LODGING, LLC	Delaware
HT-HIGHLANDS, INC.	Delaware
HTS-BC, L.L.C.	Delaware
HTS-BEACH HOUSE, INC.	Delaware
HTS-BEACH HOUSE PARTNER, L.L.C.	Delaware
HTS-COCONUT POINT, INC.	Delaware
HTS-GROUND LAKE TAHOE, INC.	Delaware
HTS-KEY WEST, INC.	Delaware
HTS-KW, INC.	Delaware
HTS-LAKE TAHOE, INC.	Delaware
HTS-LOAN SERVICING, INC.	Delaware
HTS-MAIN STREET STATION, INC.	Delaware
HTS-MAUI, L.L.C.	Delaware
HTS-SAN ANTONIO, L.L.C.	Delaware
HTS-SEDONA, INC.	Delaware
HTS-SUNSET HARBOR PARTNER, L.L.C.	Delaware
HTS-WINDWARD POINTE PARTNER, L.L.C.	Delaware
HV GLOBAL GROUP, INC.	Delaware
HV GLOBAL MANAGEMENT CORPORATION	Delaware
HV GLOBAL MARKETING CORPORATION	Florida
HVO Key West Holdings, LLC	Florida
INTERVAL HOLDINGS, INC.	Delaware
INTERVAL INTERNATIONAL, INC.	Florida
INTERVAL RESORT & FINANCIAL SERVICES, INC.	Florida
OWNERS’ RESORTS AND EXCHANGE, INC.	Utah
S.O.I. ACQUISITION CORP.	Florida
VACATION OWNERSHIP LENDING GP, INC.	Delaware
VACATION RESORTS INTERNATIONAL	California
VOL GP, INC.	Delaware
WINDWARD POINTE II, L.L.C.	Delaware
WORLDWIDE VACATION & TRAVEL, INC.	Florida
IIC HOLDINGS, INCORPORATED	Delaware
ILG INTERNATIONAL HOLDINGS, INC.	Florida
INTERVAL SOFTWARE SERVICES, LLC	Florida
MANAGEMENT ACQUISITION HOLDINGS, LLC	Delaware
RESORT SALES SERVICES, INC.	Delaware
ILG MANAGEMENT, LLC	Florida
AQUA HOTELS & RESORTS, LLC	Hawaii
DIAMOND HEAD MANAGEMENT, LLC	Hawaii
HOTEL MANAGEMENT SERVICES LLC	Hawaii
KAI MANAGEMENT SERVICES LLC	Hawaii
AQUA HOTELS AND RESORTS OPERATOR LLC	Delaware
AQUA LUANA OPERATOR LLC	Hawaii
AQUA-ASTON HOSPITALITY, LLC	Hawaii
ASTON HOTELS & RESORTS FLORIDA, LLC	Florida
MAUI CONDO AND HOME, LLC	Hawaii
RQI HOLDINGS, LLC	Hawaii
BEACH HOUSE DEVELOPMENT PARTNERSHIP	Florida
CDP INVESTORS L.P.	Delaware
CERROMAR DEVELOPMENT PARTNERS, L.P., S.E.	Delaware
HTS-SAN ANTONIO, L.P.	Delaware
HTS-SAN ANTONIO, INC.	Delaware
HTS-WILD OAK RANCH BEVERAGE, LLC	Texas
MERIDIAN FINANCIAL SERVICES, INC.	North Carolina
TRADING PLACES INTERNATIONAL, LLC	California
KEY WESTER LIMITED	Florida
MERAGON FINANCIAL SERVICES, INC.	North Carolina
PARADISE VACATION ADVENTURES, LLC	Hawaii
REP HOLDINGS, LTD.	Hawaii
RESORT MANAGEMENT FINANCE SERVICES, INC.	Florida
SUNSET HARBOR DEVELOPMENT PARTNERSHIP	Florida
VACATION OWNERSHIP LENDING L.P.	Delaware
VOL INVESTORS, L.P.	Delaware

3

SCHEDULE II

GOODSILL ANDERSON QUINN & STIFEL	DAVID J. REBER	DALE E. ZANE	WALTER K. CORONEL	COUNSEL:
A LIMITED LIABILITY LAW PARTNERSHIP LLP	THOMAS W. WILLIAMS, JR.	LINDALEE K. FARM	MARISSA L. L. OWENS	JACQUELINE L.S. EARLE
	LANI L. EWART	JUDY YURIKO LEE	DAVID J. HOFTIEZER	ROBERT J. HACKMAN
FIRST HAWAIIAN CENTER, SUITE 1600 • 999 BISHOP STREET	RANDALL K. STEVERSON	LENNES N. OMURO	SCOTT K.D. SHISHIDO	TERESA A. O’CONNELL
HONOLULU, HAWAII 96813	LISA WOODS MUNGER	PETER Y. KIKUTA	TRAVIS M. AGUSTIN	ELIZABETH H. LEE
	PETER T. KASHIWA	THOMAS BENEDICT	SHIMPEI OKI
MAIL ADDRESS: P.O. BOX 3196	RUSSELL S. KATO	EDMUND K. SAFFERY	JORDAN M. ODO	OF COUNSEL:
HONOLULU, HAWAII 96801	VINCENT A. PIEKARSKI	LISA A. BAIL	JAMES E. ABRAHAM	MARTIN ANDERSON
	MICHAEL J. O’MALLEY	CAROLYN K. WONG	ALANA PEACOTT-RICARDOS	CONRAD M. WEISER
TELEPHONE (808) 547-5600 • FAX (808) 547-5880	GAIL Y. COSGROVE	REGAN M. IWAO	JENNIFER M. YAMANUHA	RONALD H. W. LUM
info@goodsill.com • www.goodsill.com	LEIGHTON J.H.S. YUEN	DAWN T. SUGIHARA	LISA Y. TELLIO
	CORLIS J. CHANG	ANNE T. HORIUCHI	LYNDA L. ARAKAWA	MARSHALL M. GOODSILL
	BARBARA A. PETRUS	ROSEMARIE S. J. SAM	CHRISTINE A. TERADA	(1916-2004)
	PATRICIA M. NAPIER	JOHNATHAN C. BOLTON	JENNIFER F. CHIN	WILLIAM F. QUINN
	MIKI OKUMURA	RANDALL C. WHATTOFF	LAUREN K. CHUN	(1919-2006)
	AUDREY E. J. NG	BRETT R. TOBIN	ANDREW K. RECKTENWALD	RICHARD E. STIFEL
	ALAN S. FUJIMOTO	CLAIRE E. GOLDBERG	EWAN C. RAYNER	(1920-1993)
	RAYMOND K. OKADA	H. GREGORY NASKY	KELLY K. SUZUKA	JOHN R. LACY
	GAIL O. AYABE			(1942-2014)

May 5, 2016

Interval Acquisition Corp.

and the Hawaii Guarantors listed on Schedule I hereto

6262 Sunset Drive

Miami, FL  33143

Re:                             Exchange by Interval Acquisition Corp. of 5.625% Senior Secured Notes Due 2023

Ladies and Gentlemen:

We have acted as counsel to both Interval Acquisition Corp., a Delaware corporation (“IAC”), which is a wholly-owned subsidiary of Interval Leisure Group, Inc., a Delaware corporation (“ILG” and together with IAC the “Company”), and the Guarantors listed on Schedule 1 hereto organized under the laws of the State of Hawaii (individually, a “Hawaii Guarantor,” and collectively, the “Hawaii Guarantors”) in furtherance of a Purchase Agreement dated April 10, 2015 and a Registration Rights Agreement dated April 10, 2015 and in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance by IAC of up to $350,000,000 aggregate principal amount of 5.625% Senior Secured Notes due 2023 (the “Registered Notes”).  Capitalized terms used herein and not otherwise defined herein are used as defined in the Registration Statement or the Officers’ Certificate (hereinafter defined).

The Registered Notes are being issued pursuant to the Purchase Agreement, the Registration Rights Agreement and the Indenture dated as of April 10, 2015, as supplemented November 10, 2015 (as supplemented, the “Indenture”), by and among the IAC, the Hawaii Guarantors, additional Guarantors organized under the laws of the States of California, Delaware, Florida, North Carolina, Texas and Utah (the “Non-Hawaii Guarantors” and together with the ILG and the Hawaii Guarantors, the “Guarantors”), and HSBC Bank USA, National Association, as Trustee (the “Trustee”).  The Registered Notes will be offered by

IAC in exchange for original, unregistered, outstanding 5.625% Senior Secured Notes due 2023  with a like aggregate principal amount (the “Exchange”).

The form and terms of the Registered Notes will be identical in all material respects to the form and terms of the original notes being exchanged, except that the Registered Notes:  will have been registered under the Securities Act; will not bear restrictive legends; will not entitle holders to the registration rights that apply to the original notes; and will not contain provisions relating to additional interest in connection with the original notes under circumstances related to the timing of the Exchange.  The Exchange also will not be extended to holders of original notes in any jurisdiction where the Exchange would not comply with the securities or blue sky laws of that jurisdiction. The Registered Notes are to be unconditionally guaranteed on a senior secured basis by each of the Guarantors pursuant to guarantees described in the Indenture (individually, a “Guarantee”, and collectively, the “Guarantees”).

In rendering the opinion set forth below, we have relied on the foregoing description of the Exchange and the definitions of capitalized terms, as well as on originals or copies of the following documents as attached to the Officers’ Certificate dated concurrently herewith (“Officers’ Certificate”) or as attached as an Exhibit to the Registration Statement or incorporated therein by reference to Edgarized prior filings:

(1)                                       An omnibus Officers’ Certificate of factual material by ILG senior officers pro se and on behalf of IAC and each of the Guarantors, including the Hawaii Guarantors, which confirms the accuracy and completeness of the following:

(a)  The organizational documents, each as amended through the date hereof, of each of the Hawaii Guarantors;

(b)  Bylaws, operating agreement or limited liability agreement, each as amended or otherwise updated through the date hereof and as applicable, of each Hawaii Guarantor;

(c)  Certificates of Good Standing for each Hawaii Guarantor;

(d)  Written consents and minutes of all meetings of the Boards of Directors, Members or Managers of each Hawaii Guarantor, as applicable, relating to the Exchange, the Registered Notes, the Hawaii Guarantors, the Registration Statement or the Indenture.

(2)                                       The Registration Statement, including Exhibits pertinent to any Hawaii Guarantor, as executed by each Hawaii Guarantor; and

(3)                                       The Indenture, the Registration Rights Agreement and the Purchase Agreement, including provisions for the Guarantees and for the replacement of the original notes with the Exchange Notes, as executed, approved or otherwise adopted by each Hawaii Guarantor.

We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and that there has been no undisclosed modifications of any provisions of any documents reviewed by us in connection with our rendering of these opinions and no undisclosed prior waiver of any right, remedy or provision contained in any such documents; and (d) that each transaction document complies with all tests of good faith, fairness and conscionability required by law.

We have also assumed:  (i) the valid existence and good standing of the Company and the Trustee; (ii) that the Company and the Trustee have the requisite limited liability company or corporate power and authority to enter into and perform their obligations under the Indenture and that the Indenture is the valid and legally binding obligation of the Company and the Trustee; and (iii) the due authorization, execution and delivery by the Trustee of the Indenture.  In addition, we have assumed that the Registered Notes coupled with a Guarantee, as applicable, by a Hawaii Guarantor, will be executed and delivered by an authorized officer of IAC for exchange in full compliance with each document governing the Exchange to include the Hawaii Guarantees.

Based on such examination and subject to the foregoing exceptions, qualifications and limitations, we are of the opinion that:

1.                                      Each of the Hawaii Guarantors is either duly incorporated or duly formed, as applicable, and in good standing under the laws of the State of Hawaii.

2.                                      Each of the Hawaii Guarantors has corporate or limited liability power and authority, as applicable, to enter into and perform its obligations as a Hawaii Guarantor under the Indenture,

3.                                      The execution, delivery and performance by each Hawaii Guarantor of its respective Guarantee has been duly authorized by each such Hawaii Guarantor by all necessary limited liability company or corporate action, on the part of each such Hawaii Guarantor.

4.                                      The respective Guarantee of each Hawaii Guarantor, when duly and validly executed and delivered by or on behalf of each such Hawaii Guarantor in accordance with the terms of the Indenture and as contemplated by the Registration Statement, and duly authenticated by the Trustee, will constitute the legal, valid and binding obligations of each such Hawaii Guarantor, enforceable against each such Hawaii Guarantor in accordance with its terms, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference, or other laws or judicial decisions affecting the enforcement of creditors’ rights generally and the effect of general principles of equity or at law (including the possible unavailability of specific performance or injunctive relief), and of the discretion of a court or other authority or body to invalidate or decline to enforce any right, remedy or provisions of such document if any thereof are determined by such court or other authority or body to be violative of public policy or a penalty.

The opinion expressed herein is limited to the laws of the State of Hawaii (but not including any statutes, ordinances, administrative decisions, rules or regulation of any political subdivision of the State of Hawaii).  Therefore, we express no opinion concerning matters governed by the laws of any other jurisdiction or of the effects of the laws of any other jurisdiction.

We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in the opinion.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of  our name wherever it appears in the Registration Statement, the prospectus and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

We further consent to reliance on this opinion by Holland & Knight LLP in issuing its opinion concurrently with this Opinion, stating, in pertinent part, that execution, delivery and performance by the Hawaii Guarantors of the Registered Notes has been duly authorized by all necessary limited liability company or corporate action on the part of each Hawaii Guarantor.

Very truly yours,

GOODSILL ANDERSON QUINN & STIFEL,
A Limited Liability Law Partnership LLP

/s/ Goodsill, Anderson, Quinn & Stifel,
A Limited Liability Law Partnership LLP

SCHEDULE I

GUARANTOR	JURISDICTION OF FORMATION

Aqua-Aston Hospitality, LLC	Hawaii
Aqua Hotels & Resorts, LLC	Hawaii
Aqua Luana Operator LLC	Hawaii
Diamond Head Management LLC	Hawaii
Hotel Management Services LLC	Hawaii
Kai Management Services LLC	Hawaii
Maui Condo and Home, LLC	Hawaii
Paradise Vacation Adventures, LLC	Hawaii
REP Holdings, Ltd.	Hawaii
RQI Holdings, LLC	Hawaii